                   CUSTODY AND INVESTMENT ACCOUNTING AGREEMENT

      THIS AGREEMENT is made effective the 10th day of March, 2000 by and between STATE STREET BANK AND TRUST COMPANY, a trust company chartered under the laws of the Commonwealth of Massachusetts, having its principal office and place of business at 225 Franklin Street, Boston, Massachusetts 02110 ("State Street"), Fixed Income SHares, a trust having its principal office and place of business at 1345 Avenue of the Americas, New York, NY 10105 (the "Fund"), and PIMCO Advisory Services a partnership having its principal office and place of business at 1345 Avenue of the Americas, New York, NY 10105 ("PIMCO"), acting as administrator for the Fund.

                                   WITNESSETH:

      WHEREAS, PIMCO administers all of the operations of the Fund, a trust that is registered with the Securities and Exchange Commission ("SEC") as an open-end management investment company, pursuant to an Administration Agreement between the Fund and PIMCO, and procures or provides for the procurement on behalf of the Fund at PIMCO's expense certain services, including custody services; and

      WHEREAS, PIMCO desires to appoint State Street as custodian of the assets of the Fund's investment portfolio or portfolios (each a "Portfolio", and collectively the "Portfolios") and as the Fund's agent to perform certain investment accounting and recordkeeping functions; and

      WHEREAS, State Street is willing to accept such appointment on the terms and conditions hereinafter set forth;

      NOW THEREFORE, for and in consideration of the mutual promises contained herein, the parties hereto, intending to be legally bound, mutually covenant and agree as follows:

1. APPOINTMENT OF CUSTODIAN AND AGENT. PIMCO hereby constitutes and appoints State Street as:

      A. Custodian of the investment securities, interests in loans and other non-cash investment property and monies at any time owned by each of the Portfolios and delivered to State Street as custodian hereunder ("Assets"); and

      B. Agent to perform certain accounting and recordkeeping functions relating to portfolio transactions required of a duly registered investment company under Rule 31a of the Investment Company Act of 1940 as amended (the "1940 Act") and to calculate the net asset value of the Portfolios.

2.    REPRESENTATIONS AND WARRANTIES.

      A.    Fund hereby represents, warrants and acknowledges to State Street:

      1. That it is a trust duly organized and existing and in good standing under the laws of its state of organization, and that it is registered under the 1940 Act; and

      2. That it has the requisite power and authority under applicable law and its articles of incorporation and its bylaws or its trust instrument, as the case may be, to enter into this Agreement; that it has taken all requisite action necessary to appoint State Street as custodian and investment accounting and recordkeeping agent, that this Agreement has been duly executed and delivered by Fund; and that this Agreement constitutes a legal, valid and binding obligation of Fund, enforceable in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally, and general principles of equity.

      B. State Street hereby represents, warrants and acknowledges to Fund and to PIMCO:

      1. That it is a trust company duly organized and existing and in good standing under the laws of the Commonwealth of Massachusetts; and

      2. That it has the requisite power and authority under applicable law, its charter and its bylaws to enter into and perform this Agreement; that this Agreement has been duly executed and delivered by State Street; and that this Agreement constitutes a legal, valid and binding obligation of State Street, enforceable in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally, and general principles of equity.

      C.    PIMCO hereby represents, warrants and acknowledges to State Street:

      1. That it is a partnership duly organized and existing and in good standing under the laws of the state of its organization; and

      2. That it has the requisite power and authority under applicable law and its articles of incorporation or partnership agreement to enter into and perform this Agreement; that this Agreement has been duly executed and delivered by PIMCO; and that this Agreement constitutes a legal, valid and binding obligation of PIMCO, enforceable in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally, and general principles of equity.

3.    DUTIES AND RESPONSIBILITIES OF THE PARTIES.

      A. Delivery of Assets . Except as permitted by the 1940 Act, PIMCO will deliver or cause to be delivered to State Street on the effective date hereof, or as soon thereafter as practicable, and from time to time thereafter, all Assets acquired by, owned by or from time to time coming into the possession of each of the Portfolios during the term hereof. State Street has no responsibility or liability whatsoever for or on account of assets not so delivered.

      B. Delivery of Accounts and Records. PIMCO will turn over or cause to be turned over to State Street all accounts and records needed by State Street to fully and properly perform its duties and responsibilities hereunder. State Street may rely conclusively on the completeness and correctness of such accounts and records.

      C. Delivery of Assets to Third Parties. State Street will receive delivery of and keep safely the Assets of each Portfolio segregated in a separate account. State Street will not deliver, assign, pledge or hypothecate any such Assets to any person except as permitted by the provisions hereof or any agreement executed according to the terms of Section 3.P hereof. Upon delivery of any such Assets to a subcustodian appointed pursuant hereto (hereinafter referred to as "Subcustodian"), State Street will create and maintain records identifying such Assets as belonging to the applicable Portfolio. State Street is responsible for the safekeeping of the Assets only until they have been transmitted to and received by other persons as permitted under the terms hereof, except for Assets transmitted to Subcustodians, for which State Street remains responsible to the extent provided herein. State Street may participate directly or indirectly through a subcustodian in the Depository Trust Company
            (DTC), Treasury/Federal Reserve Book Entry System (Fed System), Participant Trust Company (PTC) or other depository approved by Fund (as such entities are defined at 17 CFR Section 270.17f-4(b)) (each a "Depository" and collectively the "Depositories"). State Street will be responsible to Fund for any loss, damage or expense suffered or incurred by Fund resulting from the actions or omissions of any Depository only to the same extent such Depository is responsible to State Street. State Street shall be liable to the Fund for any loss or damage resulting from the use of a Depository arising by reason of any negligence, willful misconduct or bad faith on the part of State Street or any of its officers, employees or agents.

      D. Registration. State Street will at all times hold registered Assets in the name of State Street as custodian, the applicable Portfolio, or a nominee of either of them, unless specifically directed by Instructions, as hereinafter defined, to hold such registered Assets in so-called "street name;" provided that, in any event, State Street will hold all such Assets in an account of State Street as custodian containing only Assets of the applicable Portfolio, or only assets held by State Street as a fiduciary or custodian for customers; and provided further, State Street's records will at all times indicate the Portfolio or other customer for which such Assets are held and the respective interests therein. If, however, PIMCO directs State Street to maintain Assets in "street name", notwithstanding anything contained herein to the contrary, State Street will be obligated only to utilize its best efforts to timely collect income due the Portfolio on such Assets and to notify the Portfolio of relevant information, such as maturities and pendency of calls, and corporate actions including, without limitation, calls for redemption, tender or exchange offers, declaration, record and payment dates and amounts of any dividends or income, reorganization, recapitalization, merger, consolidation, split-up of shares, change of par value, or conversion ("Corporate Actions"). All Assets and the ownership thereof by a Portfolio will at all times be identifiable on the records of State Street. PIMCO agrees to hold State Street and its nominee harmless for any liability as a shareholder of record of securities held in custody.

      E. Exchange. Upon receipt of Instructions, State Street will exchange, or cause to be exchanged, Assets held for the account of a Portfolio for other Assets issued or paid in connection with any Corporate Action or otherwise, and will deposit any such Assets in accordance with the terms of any such Corporate Action. Without Instructions, State Street is authorized to exchange Assets in temporary form for Assets in definitive form, to effect an exchange of shares when the par value of stock is changed, and, upon receiving payment therefor, to surrender bonds or other Assets at maturity or when advised of earlier call for redemption, except that State Street will receive Instruction prior to surrendering any convertible security.

      F. Purchases of Investments -- Other Than Options and Futures. On each business day on which a Portfolio makes a purchase of Assets other than options and futures, PIMCO will deliver to State Street Instructions specifying with respect to each such purchase:

      1.    If applicable, the name of the Portfolio making such purchase;
      2.    The name of the issuer and description of the Asset;
      3. The number of shares and the principal amount purchased, and accrued interest, if any;
      4.    The trade date;
      5.    The settlement date;
      6. The purchase price per unit and the brokerage commission, taxes and other expenses payable in connection with the purchase;
      7.    The total amount payable upon such purchase,
      8. The name of the person from whom or the broker or dealer through whom the purchase was made; and
      9. Whether the Asset is to be received in certificated form or via a specified Depository.

      In accordance with such Instructions, State Street will pay for out of monies held for the purchasing Portfolio, but only insofar as such monies are available for such purpose, and receive the Assets so purchased by or for the account of such Portfolio, except that State Street, or a Subcustodian, may in its sole discretion advance funds to such Portfolio which may result in an overdraft because the monies held on behalf of such Portfolio are insufficient to pay the total amount payable upon such purchase. Except as otherwise instructed by PIMCO, State Street will make such payment only upon receipt of Assets: (a) by State Street; (b) by a clearing corporation of a national exchange of which State Street is a member; or (c) by a Depository. Notwithstanding the foregoing, (i) State Street may release funds to a Depository prior to the receipt of advice from the Depository that the Assets underlying a repurchase agreement have been transferred by book-entry into the account maintained with such Depository by State Street on behalf of its customers; provided that State Street's instructions to the Depository require that the Depository make payment of such funds only upon transfer by book-entry of the Assets underlying the repurchase agreement in such account; (ii) State Street may make payment for time deposits, call account deposits, currency deposits and other deposits, foreign exchange transactions, futures contracts or options, before receipt of an advice or confirmation evidencing said deposit or entry into such transaction; and (iii) State Street may make, or cause a Subcustodian to make, payment for the purchase of Assets the settlement of which occurs outside of the United States of America in accordance with generally accepted local custom and market practice.

      G. Sales and Deliveries of Investments -- Other Than Options and Futures. On each business day on which a Portfolio makes a sale of Assets other than options and futures, PIMCO will deliver to State Street Instructions specifying with respect to each such sale:

      1.    If applicable, the name of the Portfolio making such sale;
      2.    The name of the issuer and description of the Asset;
      3. The number of shares and principal amount sold, and accrued interest, if any;
      4. The date on which the Assets sold were purchased or other information identifying the Assets sold and to be delivered;
      5.    The trade date;
      6.    The settlement date;
      7. The sale price per unit and the brokerage commission, taxes or other expenses payable in connection with such sale;
      8.    The total amount to be received by the Portfolio upon such sale; and
      9. The name and address of the broker or dealer through whom or person to whom the sale was made.

      State Street will deliver or cause to be delivered the Assets thus designated as sold for the account of the selling Portfolio as specified in the Instructions. Except as otherwise instructed by PIMCO, State Street will make such delivery upon receipt of: (a) payment therefor in such form as is satisfactory to State Street; (b) credit to the account of State Street with a clearing corporation of a national securities exchange of which State Street is a member; or (c) credit to the account maintained by State Street on behalf of its customers with a Depository. Notwithstanding the foregoing: (i) State Street will deliver Assets held in physical form in accordance with "street delivery custom" to a broker or its clearing agent; or (ii) State Street may make, or cause a Subcustodian to make, delivery of Assets the settlement of which occurs outside of the United States of America upon payment therefor in accordance with generally accepted local custom and market practice.

      H. Purchases or Sales of Options and Futures. On each business day on which a Portfolio makes a purchase or sale of the options and/or futures listed below, PIMCO will deliver to State Street Instructions specifying with respect to each such purchase or sale:

      1. If applicable, the name of the Portfolio making such purchase or sale;

      2.    In the case of security options:

            a.    The underlying security;
            b.    The price at which purchased or sold;
            c.    The expiration date;
            d.    The number of contracts;
            e.    The exercise price;
            f. Whether the transaction is an opening, exercising, expiring or closing transaction;
            g.    Whether the transaction involves a put or call;
            h.    Whether the option is written or purchased;
            i.    Market on which option traded; and
            j. Name and address of the broker or dealer through whom the sale or purchase was made.

      3.    In the case of options on indices:

            a.    The index;
            b.    The price at which purchased or sold;
            c.    The exercise price;
            d.    The premium;
            e.    The multiple;
            f.    The expiration date;
            g. Whether the transaction is an opening, exercising, expiring or closing transaction;
            h.    Whether the transaction involves a put or call;
            i.    Whether the option is written or purchased; and
            j. The name and address of the broker or dealer through whom the sale or purchase was made, or other applicable settlement instructions.

      4.    In the case of security index futures contracts:

            a. The last trading date specified in the contract and, when available, the closing level, thereof;
            b.    The index level on the date the contract is entered into;
            c.    The multiple;
            d.    Any margin requirements;
            e. The need for a segregated margin account (in addition to Instructions, and if not already in the possession of State Street, PIMCO will deliver a substantially complete and executed custodial safekeeping account and procedural agreement, incorporated herein by this reference); and
            f. The name and address of the futures commission merchant through whom the sale or purchase was made, or other applicable settlement instructions.

      5.    In the case of options on index future contracts:

            a.    The underlying index future contract;
            b.    The premium;
            c.    The expiration date;
            d.    The number of options;
            e.    The exercise price;
            f. Whether the transaction involves an opening, exercising expiring or closing transaction;
            g.    Whether the transaction involves a put or call;
            h.    Whether the option is written or purchased; and
            i.    The market on which the option is traded.

      I. Assets Pledged or Loaned. If specifically allowed for in the prospectus or registration statement of a Portfolio, and subject to such additional term and conditions as State Street may require:

            1. Upon receipt of Instructions, State Street will release or cause to be released Assets to the designated pledgee by way of pledge or hypothecation to secure any loan incurred by a Portfolio; provided, however, that State Street will release Assets only upon payment to State Street of the monies borrowed, except that in cases where additional collateral is required to secure a borrowing already made, further Assets may be released or caused to be released for that purpose. Upon receipt of Instructions, State Street will pay, but only from funds available for such purpose, any such loan upon redelivery to it of the Assets pledged or hypothecated therefor and upon surrender of the note or notes evidencing such loan.

            2. Upon receipt of Instructions, State Street will release Assets to the designated borrower; provided, however, that the Assets will be released only upon deposit with State Street of full cash collateral as specified in such Instructions, and that the lending Portfolio will retain the right to any dividends, interest or distribution on such loaned Assets. Upon receipt of Instructions and the loaned Assets, State Street will release the cash collateral to the borrower.

      J. Routine Matters. State Street will, in general, attend to all routine and mechanical matters in connection with the sale, exchange, substitution, purchase, transfer, or other dealings with the Assets except as may be otherwise provided herein or upon Instruction from PIMCO.

      K. Deposit Accounts. State Street will open and maintain one or more special purpose deposit accounts for each Portfolio in the name of State Street in such banks or trust companies (including, without limitation, affiliates of State Street) as may be designated by it or PIMCO in writing ("Accounts"), subject only to draft or order by State Street upon receipt of Instructions. State Street will deposit all monies received by State Street from or for the account of a Portfolio in an Account maintained for such Portfolio. Subject to
            Section 5.K hereof, State Street agrees:

            1. To make Fed Funds available to the applicable Portfolio at 9:00 a.m., Kansas City time, on the second business day after deposit of any check into an Account, in the amount of the check;

            2. To make funds available immediately upon a deposit made by Federal Reserve wire; and

            3. To make funds available on the next business day after deposit of ACH wires.

      L.    Income and Other Payments. State Street will:

            1. Collect, claim and receive and deposit for the account of the applicable Portfolio all income (including income from the Accounts) and other payments which become due and payable on or after the effective date hereof with respect to the Assets, and credit the account of such Portfolio in accordance with the schedule attached hereto as Exhibit A. If for any reason, a Portfolio is credited with income that is not subsequently collected, State Street may reverse that credited amount. If monies are Collected after such reversal, State Street will credit the Portfolio in that amount;

            2. Execute ownership and other certificates and affidavits for all federal, state and local tax purposes in connection with the collection of bond and note coupons; and

            3. Take such other action as may be necessary or proper in connection with (a) the collection, receipt and deposit of such income and other payments, including but not limited to the presentation for payment of all coupons and other income items requiring presentation; and all other Assets which may mature or be called, redeemed, retired or otherwise become payable and regarding which State Street has actual knowledge, or should reasonably be expected to have knowledge; and (b) the endorsement for collection, in the name of Fund or a Portfolio, of all checks, drafts or other negotiable instruments.

      State Street, however, will not be required to institute suit or take other extraordinary action to enforce collection except upon receipt of Instructions and upon being indemnified to its satisfaction against the costs and expenses of such suit or other actions. State Street will receive, claim and collect all stock dividends, rights and other similar items and will deal with the same pursuant to Instructions.

      M. Proxies and Notices. State Street will promptly deliver or mail or have delivered or mailed to PIMCO all proxies properly signed, all notices of meetings, all proxy statements and other notices, requests or announcements affecting or relating to Assets and will, upon receipt of Instructions, execute and deliver or mail (or cause its nominee to execute and deliver or mail) such proxies or other authorizations as may be required. Except as provided herein or pursuant to Instructions hereafter received by State Street, neither it nor its nominee will exercise any power inherent in any such Assets, including any power to vote the same, or execute any proxy, power of attorney, or other similar instrument voting any of such Assets, or give any consent, approval or waiver with respect thereto, or take any other similar action.

      N. Disbursements. State Street will pay or cause to be paid, insofar as funds are available for the purpose, bills, statements and other obligations of each Portfolio (including but not limited to obligations in connection with the conversion, exchange or surrender of Assets, interest charges, dividend disbursements, taxes, management fees, custodian fees, legal fees, auditors' fees, transfer agents' fees, brokerage commissions, compensation to personnel and other operating expenses of such Portfolio) pursuant to Instructions setting forth the name of the person to whom payment is to be made, and the amount and purpose of the payment,

      O. Daily Statement of Accounts. State Street will, within a reasonable time, render to PIMCO a detailed statement of the amounts received or paid and of Assets received or delivered for the account of each Portfolio during each business day. State Street will maintain such books and records as are necessary to enable it to render, from time to time upon request by PIMCO, a detailed statement of the Assets. State Street will permit, and upon Instruction will cause any Subcustodian to permit, such persons as are authorized by the Fund, including Fund's independent public accountants, reasonable access to such records or will provide reasonable confirmation of the contents of such records, and if demanded, State Street will permit, and will cause any Subcustodian to permit, federal and state regulatory agencies to examine the Assets, books and records of any Portfolio.

      P. Appointment of Subcustodians. Notwithstanding any other provisions hereof:

            1. All or any of the Assets may be held in State Street's own custody or in the custody of one or more other banks or trust companies (including, without limitation, affiliates of State Street) acting as Subcustodians as may be selected by State Street. Any such Subcustodian selected by State Street must have the qualifications required for a custodian under the 1940 Act. State Street will be responsible to the applicable Portfolio for any loss, damage or expense suffered or incurred by such Portfolio resulting from the actions or omissions of any Subcustodians selected and appointed by State Street (except Subcustodians appointed at the request of PIMCO and as provided in Subsection 2 below) to the same extent State Street would be responsible to Fund hereunder if it committed the act or omission itself.

            2. Upon request of PIMCO, State Street will contract with other Subcustodians reasonably acceptable to State Street for purposes of (a) effecting third-party repurchase transactions with banks, brokers, dealers, or other entities through the use of a common custodian or subcustodian, or (b) providing depository and clearing agency services with respect to certain variable rate demand note securities, or (c) for other reasonable purposes specified by PIMCO; provided, however, that State Street will be responsible to PIMCO for any loss, damage or expense suffered or incurred by Fund resulting from the actions or omissions of any such Subcustodian only to the same extent such Subcustodian is responsible to State Street. PIMCO may review State Street's contracts with such Subcustodians.

      Q.    Foreign Custody Manager.

      1. Definitions. Capitalized terms in this Section Q have the following meanings:

            "Country Risk" means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country's political environment; financial infrastructure (including financial institutions such as any Mandatory Securities Depositories (but not Eligible Foreign Custodians) operating in the country); prevailing custody and settlement practices; and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

            "Eligible Foreign Custodian" has the meaning set forth in Section
            (a)(1) of Rule 17f-5, except that the term does not include Mandatory Securities Depositories.

            "Foreign Assets" means any of the Portfolios' investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents in amounts deemed by PIMCO to be reasonably necessary to effect the Portfolios' transactions in such investments.

            "Foreign Custody Manager" or "FCM" has the meaning set forth in Section (a)(2) of Rule 17f-5.

            "Mandatory Securities Depository" means a foreign securities depository or clearing agency that, either as a legal or practical matter, must be used if the manager of a Portfolio determines to place Foreign Assets in a country outside the United States (i) because required by law or regulation; (ii) because securities cannot be withdrawn from such foreign securities depository or clearing agency; or (iii) because maintaining or effecting trades in securities outside the foreign securities depository or clearing agency is not consistent with prevailing or developing custodial or market practices.

      2. Delegation to State Street as FCM. Fund, pursuant to resolution adopted by its Board of Trustees or Directors ("Board"), hereby delegates to State Street, subject to Section (b) of Rule 17f-5, the responsibilities set forth in this Section Q with respect to Foreign Assets held outside the United States, and State Street hereby accepts such delegation, as FCM of each Portfolio.

      3. Countries Covered. The FCM is responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Exhibit D hereto, which may be amended from time to time by the FCM. The FCM will list on Exhibit D the Eligible Foreign Custodians selected by the FCM to maintain the assets of each Portfolio. Mandatory Securities Depositories are listed on Exhibit E hereto, which Exhibit E may be amended from time to time by the FCM. The FCM will provide amended versions of Exhibits D and E in accordance with subsection 7 of this Section Q.

            Upon the receipt by the FCM of Instructions to open an account, or to place or maintain Foreign Assets, in a country listed on Exhibit D, and the fulfillment by PIMCO of the applicable account opening requirements for such country, the FCM is deemed to have been delegated by the Board responsibility as FCM with respect to that country and to have accepted such delegation. Following the receipt of Instructions directing the FCM to close the account of a Portfolio with the Eligible Foreign Custodian selected by the FCM in a designated country, the delegation by the Board to State Street as FCM for that country is deemed to have been withdrawn and State Street will immediately cease to be the FCM of the Portfolio with respect to that country unless a substitute Eligible Foreign Custodian is identified and added to Exhibit D.

            The FCM may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to PIMCO. Commencing sixty (60) days (or such longer period as to which the parties agree in writing) after receipt of any such notice by PIMCO, State Street will have no further responsibility as FCM to a Portfolio with respect to the country as to which State Street's acceptance of delegation is withdrawn.

      4.    Scope of Delegated Responsibilities.

            a. Selection of Eligible Foreign Custodians. Subject to the provisions of this Section Q, the FCM may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the FCM in each country listed on Exhibit D, as amended from time to time.

                  In performing its delegated responsibilities as FCM to place or maintain Foreign Assets with an Eligible Foreign Custodian, the FCM will determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the

                  Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation, those set forth in Rule 17f5(c)(1)(i) through (iv).

            b. Contracts With Eligible Foreign Custodians. The FCM will determine that the contract (or the rules or established practices or procedures in the case of an Eligible Foreign Custodian that is a foreign securities depository or clearing agency) governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the FCM will provide reasonable care for the Foreign Assets held by that Eligible Foreign Custodian based on the standards applicable to custodians in the particular country and referred to in the second paragraph of Section 4.a. Each such contract will include the provisions set forth in Rule 17f-5(c)(2)(i)(A) through (F), or, in lieu of any or all of the provisions set forth in said (A) through (F), such other provisions that the FCM determines will provide, in their entirety, the same or greater level of care and protection for the Foreign Assets as the provisions set forth in said (A) through (F) in their entirety.

            c. Monitoring. In each case in which the FCM maintains Foreign Assets with an Eligible Foreign Custodian selected by the FCM the FCM will establish a system to monitor (a) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian as provided in Section 4.a. and (b) the contract governing the custody arrangements established by the FCM with the Eligible Foreign Custodian as provided in
                  Section 4.b. In the event the FCM determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the FCM will notify the Board in accordance with subsection 7 of this Section Q.

      5. Guidelines for the Exercise of Delegated Authority. For purposes of this Section Q, the Board will be solely responsible for considering and determining to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which State Street is serving as FCM of a Portfolio, and the Board will be solely responsible for monitoring on a continuing basis such Country Risk to the extent that the Board considers necessary or appropriate. PIMCO, on behalf of the Fund, and State Street each expressly acknowledge that the FCM will not be delegated any responsibilities under this Section Q with respect to Mandatory Securities Depositories.

      6. Standard of Care as FCM of a Portfolio. In performing the responsibilities delegated to it the FCM agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise.

      7. Reporting Requirements. The FCM will report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board amended Exhibits D and E at the end of the calendar quarter in which an amendment to either Exhibit has occurred. The FCM will make written reports notifying the Board of any other material change in the foreign custody arrangements of a Portfolio described in this Section Q promptly Mowing after the occurrence of the material change.

      8. Representations With Respect to Rule 17f-5. The FCM represents to PIMCO that it is a U.S. Bank as defined in Section (a)(7) of Rule 17f-5.

            PIMCO, on behalf of Fund, represents to State Street that the Board has determined that it is reasonable for it to rely on State Street to perform the responsibilities delegated pursuant to this Agreement to State Street as the FCM of each Portfolio.

            Each party represents that it will in good faith negotiate revised terms for this Agreement to reflect future guidance from the SEC staff or regulatory amendments affecting Rule 17f-5.

      9. Effective Date and Termination of State Street as FCM . The Board's delegation to State Street as FCM of a Portfolio will be effective as of the effective date of the 1997 Amendments to Rule 17f-5 and will remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective thirty days after receipt by the non-terminating party of such notice. The provisions of subsection 3 of this Section Q govern the delegation to and termination of State Street as FCM of Fund with respect to designated countries.

      R. Accounts and Records. State Street will prepare and maintain, with the direction and as interpreted by PIMCO, a Fund's or a Portfolio's accountants and/or other advisors, in complete, accurate and current form all accounts and records: (1) required to be maintained by a Fund with respect to portfolio transactions under Section 31(a) of the 1940 Act and the rules and regulations from time to time adopted thereunder; (2) required to be maintained as a basis for calculation of each Portfolio's net asset value and (3) as otherwise agreed upon by the parties. PIMCO will advise State Street in writing of all applicable record retention requirements, other than those set forth in the 1940 Act or the regulations thereunder. State Street will preserve such accounts and records in the manner and for the periods prescribed in the 1940 Act or the regulations thereunder or for such longer period as is agreed upon by the parties. PIMCO will furnish, in writing or its electronic or digital equivalent, accurate and timely information needed by State Street to complete such accounts and records, including Corporate Actions, when such information is not readily available from generally accepted securities industry services or publications.

      S. Accounts and Records Property of Fund. State Street acknowledges that all of the accounts and records maintained by State Street pursuant hereto are the property of the Fund, and will be made available to the Fund and PIMCO on behalf of Fund for inspection or reproduction within a reasonable period of time, upon demand. State Street will assist Fund's independent auditors, or upon approval of PIMCO, or upon demand, any regulatory body, in any requested review of Fund's accounts and records but PIMCO will reimburse State Street for all expenses and employee time invested in any such review outside of routine and normal periodic reviews. Upon receipt from PIMCO of the necessary information or instructions, State Street will supply information from the books and records it maintains for Fund that Fund needs for tax returns, questionnaires, periodic reports to shareholders and such other reports and information requests as PIMCO and State Street agree upon from time to time.

      T. Adoption of Procedures. State Street and PIMCO, on behalf of Fund, hereby adopt the Funds Transfer Operating Guidelines attached hereto as Exhibit B. State Street and PIMCO may from time to time adopt such additional procedures as they agree upon, and State Street may conclusively assume that no procedure approved or directed by PIMCO, Fund's or any Portfolio's accountants or other advisors conflicts with or violates any requirements of the prospectus or registration statement, articles of incorporation and bylaws or trust instrument, any applicable law, rule or regulation, or any order, decree or agreement by which the Fund may be bound. PIMCO will be responsible for notifying State Street of any changes in statutes, regulations, rules, requirements or policies which may impact State Street's performance of its responsibilities hereunder or its related operational policies and procedures as they relate to the Fund in a manner different from or in addition to requirements applicable to investment companies registered under the 1940 Act in general.

      U. Calculation of Net Asset Value . PIMCO, on behalf of Fund, will give Instructions to State Street specifying the outside pricing sources to be utilized as sources of Asset prices ("Pricing Sources"). In the event that PIMCO specifies Reuters America, Inc., it will enter into the Agreement attached hereto as Exhibit C. State Street will calculate each Portfolio's net asset value in accordance with the Portfolio's prospectus or registration statement. State Street will price the Assets, including foreign currency holdings, of each Portfolio for which market quotations are available from the Pricing Sources; all other Assets will be priced in accordance with PIMCO's Instructions.

      V. Advances. Fund will cause each Portfolio to pay on demand any advance of cash or securities made by State Street or any Subcustodian, in its sole discretion, for any purpose (including but not limited to securities settlements, purchase or sale of foreign exchange or foreign exchange contracts and assumed settlement) for the benefit of any Portfolio. Any such cash advance will be subject to an overdraft charge at the rate set forth in the then-current fee schedule from the date advanced until the date repaid. As security for each such advance, Fund hereby grants State Street and such Subcustodian a lien on and security interest in all of Fund's Assets at any time held for the account of the applicable Portfolio, including without limitation all Assets acquired with the amount advanced. Should the applicable Portfolio fail to promptly repay the advance, the Fund agrees that State Street and such Subcustodian may utilize available cash and dispose of such Portfolio's Assets pursuant to applicable law to the extent necessary to obtain reimbursement of the amount advanced and any related overdraft charges; provided, however, that prior to such utilization and disposition, (i) State Street or Subcustodian has given PIMCO 2 days' notice of the amount due and of its intent to so utilize and dispose of custodied Assets; and (ii) the applicable Portfolio shall not have satisfied the obligation. During such 2 day notice period, PIMCO shall have the option to direct State Street or such Subcustodian by written notice regarding which and in what priority order custodied Assets are to be utilized and disposed of.

      W. Exercise of Rights; Tender Offers. Upon receipt of Instructions, State Street will: (1) deliver warrants, puts, calls, rights or similar securities to the issuer or trustee thereof, or to the agent of such issuer or trustee, for the purpose of exercise or sale, provided that the new Assets, if any, are to be delivered to State Street; and (2) deposit securities upon invitations for tenders thereof, provided that the consideration for such securities is to be paid or delivered to State Street or the tendered securities are to be returned to State Street.

      X.    Fund Shares.

      1. PIMCO will deliver to State Street Instructions with respect to the declaration and payment of any dividend or other distribution on the shares of capital stock or beneficial interest, as the case may be, of a Portfolio ("Fund Shares") by a Portfolio. On the date specified in such Instruction, State Street will pay out of the monies held for the account of the Portfolio, insofar as it is available for such purposes, and credit to the account of the Dividend Disbursing Agent for the Portfolio, the amount specified in such Instructions.

      2. Whenever Fund Shares are repurchased or redeemed by a Portfolio, PIMCO on behalf of such Portfolio or its agent will give State Street Instructions regarding the aggregate dollar amount to be paid for such shares. Upon receipt of such Instruction, State Street will charge such aggregate dollar amount to the account of the Portfolio and either deposit the same in the account maintained for the purpose of paying for the repurchase or redemption of Fund Shares or deliver the same in accordance with such Instruction. State Street has no duty or responsibility to determine that Fund Shares have been removed from the proper shareholder accounts or that the proper number of Fund Shares have been canceled and removed from the shareholder records.

      3. Whenever Fund Shares are purchased from a Portfolio, PIMCO will deposit or cause to be deposited with State Street the amount received for such shares. State Street has no duty or responsibility to determine that Fund Shares purchased from a Portfolio have been added to the proper shareholder account or that the proper number of such shares have been added to the shareholder records.

4.    INSTRUCTIONS.

      A. The term "Instructions", as used herein, means written (including telecopied, telexed, or electronically transmitted) or oral instructions which State Street reasonably believes were given by a designated representative of PIMCO. PIMCO will deliver to State Street, prior to delivery of any Assets to State Street and thereafter from time to time as changes therein are necessary, written Instructions naming one or more designated representatives to give Instructions in the name and on behalf of Fund, which Instructions may be received and accepted by State Street as conclusive evidence of the authority of any designated representative to act for the Fund and may be considered to be in full force and effect until receipt by State Street of notice to the contrary. Unless such written Instructions delegating authority to any person to give Instructions specifically limit such authority to specific matters or require that the approval of anyone else will first have been obtained, State Street will be under no obligation to inquire into the right of such person, acting alone, to give any Instructions whatsoever. If PIMCO fails to provide State Street any such Instructions naming designated representatives, any Instructions received by State Street from a person reasonably believed to be an appropriate representative of PIMCO will constitute valid and proper Instructions hereunder. "Designated representatives" may include a Fund's or a Portfolio's employees and agents, including investment managers and their employees.

      B. No later than the next business day immediately following each oral Instruction, PIMCO will send State Street written confirmation of such oral Instruction. At State Street's sole discretion, State Street may record on tape, or otherwise, any oral Instruction whether given in person or via telephone, each such recording identifying the date and the time of the beginning and ending of such oral Instruction.

      C. PIMCO will provide, upon State Street's request, a certificate signed by an officer or designated representative of PIMCO, as conclusive proof of any fact or matter required to be ascertained from PIMCO hereunder. PIMCO will also provide State Street Instructions with respect to any matter concerning this Agreement requested by State Street. If State Street reasonably believes that it could not prudently act according to the Instructions, or the instruction or advice of Fund's or a Portfolio's accountants or counsel, it may in its discretion, with notice to PIMCO and Fund, not act according to such Instructions.

5.    LIMITATION OF LIABILITY OF STATE STREET.

      A. State Street shall at all times use reasonable care and due diligence and act in good faith in performing its duties under this Agreement. Neither PIMCO nor Fund is responsible or liable for, and State Street will indemnify and hold PIMCO and Fund harmless from and against, any and all costs, expenses, losses, damages, charges, counsel fees, payments and liabilities which may be asserted against or incurred by PIMCO or Fund or for which PIMCO or Fund may be held to be liable, arising out of or attributable to State Street's failure to comply with the terms of this Agreement or arising out of State. Street's (or its agents' or delegees') negligence, willful misconduct or bad faith.

      B. State Street is not responsible or liable for, and PIMCO will indemnify and hold State Street harmless from and against, any and all costs, expenses, losses, damages, charges, counsel fees, payments and liabilities which may be asserted against or incurred by State Street or for which State Street may be held to be liable, arising out of or attributable to:

      1. State Street's action or omission to act pursuant hereto; provided that State Street has acted or failed to act in good faith and with due diligence and reasonable care; and provided further, that neither party is liable to the other for consequential, special, or punitive damages in any event.

      2. State Street's payment of money as requested by PIMCO, or the taking of any action which might make it or its nominee liable for payment of monies or in any other way; provided, however, that nothing herein obligates State Street to take any such action or expend its own monies in its sole discretion.

      3. State Street's action or omission to act hereunder in reasonable reliance upon any Instructions, advice, notice, request, consent, certificate or other instrument or paper appearing to it to be genuine and to have been properly executed, including any Instructions, communications, data or other information received by State Street by means of the Systems, as hereinafter defined, or any electronic system of communication.

      4. State Street's action or omission to act in good faith reliance on the advice or opinion of counsel for PIMCO or of its own counsel with respect to questions or matters of law, which advice or opinion may be obtained by State Street from counsel for PIMCO at the expense of PIMCO or from State Street's counsel at its own expense, or on the Instructions, advice or statements of any officer or employee of PIMCO, or the Fund's accountants or other authorized individuals, and other persons believed by it in good faith to be expert in matters upon which they are consulted.

      5. The purchase or sale of any securities or foreign currency positions. Without limiting the generality of the foregoing, State Street is under no duty or obligation to inquire into:

            a. The validity of the issue of any securities purchased by or for any Portfolio, or the legality of the purchase thereof or of foreign currency positions, or evidence of ownership required by PIMCO to be received by State Street, or the propriety of the decision to purchase or the amount paid therefor;

            b. The legality of the sale of any securities or foreign currency positions by or for any Portfolio, or the propriety of the amount for which the same are sold; or

            c. The legality of the issue or sale of any Fund Shares, or the sufficiency of the amount to be received therefor, the legality of the repurchase or redemption of any Fund Shares, or the propriety of the amount to be paid therefor, or the legality of the declaration of any dividend by either Fund, or the legality of the issue of any Fund Shares in payment of any stock dividend.

      6. Any error, omission, inaccuracy or other deficiency in any Portfolio's accounts and records or other information provided by or on behalf of a Portfolio to State Street, including the accuracy of the prices quoted by the Pricing Sources or for the information supplied by PIMCO to price the Assets, or the failure of PIMCO to provide, or provide in a timely manner, any accounts, records, or information needed by State Street to perform hereunder.

      7. PIMCO's or Fund's refusal or failure to comply with the terms hereof (including without limitation PIMCO's or Fund's failure to pay or reimburse State Street under Section 5 or 6 hereof), PIMCO's or Fund's negligence or willful misconduct, or the failure of any representation or warranty of PIMCO or Fund hereunder to be and remain true and correct in all respects at all times.

      8. The use or misuse, whether authorized or unauthorized, of the Systems or any electronic system of communication used hereunder, by PIMCO or by any person who acquires access to the Systems or such other systems through the terminal device, passwords, access instructions or other means of access to such Systems or such other system which are utilized by, assigned to or otherwise made exclusively available to PIMCO, except to the extent attributable to any negligence or willful misconduct by State Street.

      9. Any money represented by any check, draft, wire transfer, clearinghouse funds, uncollected funds, or instrument for the payment of money to be received by State Street on behalf of a Portfolio until actually received; provided, however, that State Street will advise PIMCO promptly if it fails to receive any such money in the ordinary course of business and will cooperate with PIMCO toward the end that such money is received.

      10. Except as provided in Section 3.P hereof, and subject to Section 5.B.1 hereof, loss occasioned by the acts, neglects, defaults or insolvency of any broker, bank, trust company, or any other person with whom State Street may deal.

      11. The failure or delay in performance of its obligations hereunder, or those of any entity for which it is responsible hereunder, arising out of or caused, directly or indirectly, by circumstances beyond the affected entity's reasonable control or ability to take preemptive measures against, including, without limitation: any interruption, loss or malfunction of any utility, transportation, computer (hardware or software) or communication service; inability to obtain labor, material, equipment or transportation, or a delay in mails; governmental or exchange action, statute, ordinance, rulings, regulations or direction; war, strike, riot, emergency, civil disturbance, terrorism, vandalism, explosions, labor disputes, freezes, floods, fires, tornadoes, acts of God or public enemy, revolutions, or insurrection.

6. COMPENSATION. In consideration for its services hereunder, State Street will be paid the compensation set forth in a separate fee schedule, incorporated herein by this reference, to be agreed to by Fund, PIMCO and State Street from time to time, and reimbursement for State Street's cash disbursements and reasonable out-of-pocket costs and expenses, including attorney's fees, incurred by State Street in connection with the performance of services hereunder, on demand. State Street, subject to
      Section 10 hereof, may charge such compensation against monies held by it for the accounts of the Portfolios following notice to PIMCO. State Street will, subject to Section 10 hereof, be entitled to charge against any monies held by it for the accounts of the Portfolios the amount of any loss, damage, liability, advance, overdraft or expense for which it is entitled to reimbursement from PIMCO. State Street will be entitled to reimbursement by the Fund or PIMCO for the losses, damages, liabilities, advances, overdrafts and expenses of Subcustodians only to the extent that
      (a) State Street would have been entitled to reimbursement hereunder if it had incurred the same itself directly, and (b) State Street is obligated to reimburse the Subcustodian therefor. As between the Fund and PIMCO, it is agreed that the compensation due State Street hereunder shall be paid by PIMCO.

7. TERM AND TERMINATION. The initial term of this Agreement is for a period of one (1) year. Thereafter, PIMCO or State Street may terminate the same by notice in writing, delivered or mailed, postage prepaid, to the other party and received not less than sixty (60) days prior to the date upon which such termination will take effect. Upon termination hereof:

      A. PIMCO will pay State Street its fees and compensation due hereunder and its reimbursable disbursements, costs and expenses paid or incurred to such date;

      B. PIMCO will designate a successor investment accounting and recordkeeping agent (which may be PIMCO or Fund) by Instruction to State Street;

      C. PIMCO will designate a successor custodian by Instruction to State Street. In the event no such Instruction has been delivered to State Street on or before the date when such termination becomes effective, then State Street may, at its option, (i) choose as successor custodian a bank or trust company meeting the qualifications for custodian set forth in the 1940 Act and having not less than Two Million Dollars ($2,000,000) aggregate capital surplus and undivided profits, as shown by its last published report, or (ii) apply to a court of competent jurisdiction for the appointment of a successor or other proper relief, or take any other lawful action under the circumstances; provided, however, that PIMCO will reimburse State Street for its costs and expenses, including reasonable attorney's fees, incurred in connection therewith; and

      D. State Street will, upon payment of all sums due to State Street from PIMCO hereunder, deliver at State Street's office (i) all accounts and records to the successor investment accounting and recordkeeping agent or, if none, to PIMCO; and (ii) all Assets, duly endorsed and in form for transfer, to the successor custodian, or as specified by the court. State Street will cooperate in effecting changes in book-entries at all Depositories. Upon delivery to a successor or as specified by the court, State Street will have no further obligations or liabilities hereunder. Thereafter such successor will be the successor hereunder and will be entitled to reasonable compensation for its services.

            In the event that accounts, records or Assets remain in the possession of State Street after the date of termination hereof for any reason other than State Street's failure to deliver the same, State Street is entitled to compensation as provided in the then-current fee schedule for its services during such period, and the provisions hereof relating to the duties and obligations of State Street will remain in full force and effect.

8. NOTICES. Notices, requests, instructions and other writings addressed to PIMCO or Fund at the address set forth above, or at such other address as PIMCO or Fund may have designated to State Street in writing will be deemed to have been properly given to PIMCO or Fund hereunder. Notices, requests, Instructions and other writings addressed to State Street at 801 Pennsylvania Avenue, Kansas City, Missouri 64105, Attention: Custody Department, or to such other address as it may have designated to PIMCO and the Fund in writing, will be deemed to have been properly given to State Street hereunder.

9.    THE SYSTEMS; CONFIDENTIALITY.

      A. If State Street provides PIMCO direct access to the computerized investment portfolio custody, recordkeeping and accounting systems used by State Street ("Systems") or if State Street and PIMCO agree to utilize any electronic system of communication, PIMCO agrees to implement and enforce appropriate security policies and procedures to prevent unauthorized or improper access to or use of the Systems or such other system.

      B. PIMCO will preserve the confidentiality of the Systems and the tapes, books, reference manuals, instructions, records, programs, documentation and information of, and other materials relevant to, the Systems and the business of State Street ("Confidential Information"). PIMCO agrees that it will not voluntarily disclose any such Confidential Information to any other person other than its own employees who reasonably have a need to know such information pursuant hereto. PIMCO will return all such Confidential Information to State Street upon termination or expiration hereof.

      C. PIMCO has been informed that the Systems are licensed for use by State Street from one or more third parties ("Licensors"), and PIMCO acknowledges that State Street and Licensors have proprietary rights in and to the Systems and all other State Street or Licensor programs, code, techniques, know-how, data bases, supporting documentation, data formats, and procedures, including without limitation any changes or modifications made at the request or expense or both of PIMCO (collectively, the "Protected Information"). PIMCO acknowledges that the Protected Information constitutes confidential material and trade secrets of State Street and Licensors. PIMCO will preserve the confidentiality of the Protected Information, and PIMCO hereby acknowledges that any unauthorized use, misuse, disclosure or taking of Protected Information, residing or existing internal or external to a computer, computer system, or computer network, or the knowing and unauthorized accessing or causing to be accessed of any computer, computer system, or computer network, may be subject to civil liabilities and criminal penalties under applicable law. PIMCO will so inform employees and agents who have access to the Protected Information or to any computer equipment capable of accessing the same. Licensors are intended to be and are third party beneficiaries of PIMCO's obligations and undertakings contained in this Section.

      D. PIMCO hereby represents and warrants to State Street that it has determined to its satisfaction that the Systems are appropriate and suitable for its use. THE SYSTEMS ARE PROVIDED ON AN AS IS, AS AVAILABLE BASIS. State Street EXPRESSLY DISCLAIMS ALL WARRANTIES EXCEPT THOSE EXPRESSLY STATED HEREIN INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

      E. State Street agrees to defend any claim or action brought against PIMCO or Fund on the issue of infringement of any United States patent, copyright, trade secret or trademark by the Systems as used within the scope of this Agreement, and to indemnify PIMCO and Fund against all damages and costs, subject to the provisions of Section 5 hereof, which may be assessed against them under any such claim or action.

10.   MULTIPLE PORTFOLIOS. If a Fund is comprised of more than one Portfolio:

      A. Each Portfolio will be regarded for all purposes hereunder as a separate party apart from each other Portfolio. Unless the context otherwise requires, with respect to every transaction covered hereby, every reference herein to a Portfolio is deemed to relate solely to the particular Portfolio to which such transaction relates. Under no circumstances will the rights, obligations or remedies with respect to a particular Portfolio constitute a right, obligation or remedy applicable to any other Portfolio. The use of this single document to memorialize the separate agreement of each Portfolio is understood to be for clerical convenience only and will not constitute any basis for joining the Portfolios for any reason.

      B. PIMCO may appoint State Street as its custodian and investment accounting and recordkeeping agent for additional Portfolios from time to time by written notice, provided that State Street consents to such addition. Rates or charges for each additional Portfolio will be as agreed upon by State Street and PIMCO in writing.

11.   MISCELLANEOUS.

      A. This Agreement will be construed according to, and the rights and liabilities of the parties hereto will be governed by, the laws of the Commonwealth of Massachusetts without reference to the choice of laws principles thereof.

      B. All terms and provisions hereof will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

      C. The representations and warranties, the indemnifications extended hereunder, and the provisions of Section 9 hereof are intended to and will continue after and survive the expiration, termination or cancellation hereof.

      D. No provisions hereof may be amended or modified in any manner except by a written agreement properly authorized and executed by each party hereto.

      E. The failure of any party to insist upon the performance of any terms or conditions hereof or to enforce any rights resulting from any breach of any of the terms or conditions hereof, including the payment of damages, will not be construed as a continuing or permanent waiver of any such terms, conditions, rights or privileges, but the same will continue and remain in full force and effect as if no such forbearance or waiver had occurred. No waiver, release or discharge of any party's rights hereunder will be effective unless contained in a written instrument signed by the party sought to be charged.

      F. The captions herein are included for convenience of reference only, and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

      G. This Agreement may be executed in two or more counterparts, each of which is deemed an original but all of which together constitute one and the same instrument.

      H. If any provision hereof is determined to be invalid, illegal, in conflict with any law or otherwise unenforceable, the remaining provisions hereof will be considered severable and will not be affected thereby, and every remaining provision hereof will remain in full force and effect and will remain enforceable to the fullest extent permitted by applicable law.

      I. This Agreement may not be assigned by either party hereto without the prior written consent of the other party.

      J. Neither the execution nor performance hereof will be deemed to create a partnership or joint venture by and between State Street, PIMCO and/or Fund or any Portfolio.

      K. Except as specifically provided herein, this Agreement does not in any way affect any other agreements entered into among the parties hereto and any actions taken or omitted by any party hereunder will not affect any rights or obligations of the other parties hereunder.

      L. If a Fund is a Trust, notice is hereby given that this Agreement has been executed on behalf of Fund by the undersigned duly authorized representative of Fund in his/her capacity as such and not individually; and that the obligations of this Agreement are binding only upon the assets and property of Fund and not upon any trustee, officer of shareholder of Fund individually.

            IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized officers.

STATE STREET BANK AND TRUST             FIXED INCOME SHARES ("FISH")
COMPANY

By: /s/ SHARON R. HILLIARD              By:/s/ SUSAN A. MURPHY
    ------------------------------         -------------------------------------
Title: Vice President                   Title: President, CEO
       ---------------------------             ---------------------------------


                                        PIMCO ADVISORS L.P.

                                        By: /s/ SUSAN A. MURPHY
                                            ------------------------------------
                                        Title: COO, PIMCO Advisory Services
                                               ---------------------------------

                    EXHIBIT A - INCOME AVAILABILITY SCHEDULE

Foreign--Income will be credited contractually on pay day in the markets noted with Contractual Income Policy. The markets noted with Actual income policy will be credited income when it is received.

----------------------------------------------------------------------------------------------------------------
Market                Income             Market              Income             Market              Income
                      Policy                                 Policy                                 Policy
----------------------------------------------------------------------------------------------------------------
Argentina             Actual             Hong Kong           Contractual        Poland              Actual
----------------------------------------------------------------------------------------------------------------
Australia             Contractual        Hungary             Actual             Portugal            Contractual
----------------------------------------------------------------------------------------------------------------
Austria               Contractual        India               Actual             Russia              Actual
----------------------------------------------------------------------------------------------------------------
Bahrain               Actual             Indonesia           Actual             Singapore           Contractual
----------------------------------------------------------------------------------------------------------------
Bangladesh            Actual             Ireland             Actual             Slovak              Actual
                                                                                Republic
----------------------------------------------------------------------------------------------------------------
Belgium               Contractual        Israel              Actual             South Africa        Actual
----------------------------------------------------------------------------------------------------------------
Bermuda               Actual             Italy               Contractual        South Korea         Actual
----------------------------------------------------------------------------------------------------------------
*Bolivia              Actual             Ivory Coast         Actual             Spain               Contractual
----------------------------------------------------------------------------------------------------------------
Botswana              Actual             *Jamaica            Actual             Sri Lanka           Actual
----------------------------------------------------------------------------------------------------------------
Brazil                Actual             Japan               Contractual        Swaziland           Actual
----------------------------------------------------------------------------------------------------------------
Canada                Contractual        Jordan              Actual             Sweden              Contractual
----------------------------------------------------------------------------------------------------------------
Chile                 Actual             Kenya               Actual             Switzerland         Contractual
----------------------------------------------------------------------------------------------------------------
China                 Actual             Lebanon             Actual             Taiwan              Actual
----------------------------------------------------------------------------------------------------------------
Colombia              Actual             Luxembourg          Actual             Thailand            Actual
----------------------------------------------------------------------------------------------------------------
Cyprus                Actual             Malaysia            Actual             *Trinidad &         Actual
                                                                                Tobago
----------------------------------------------------------------------------------------------------------------
Czech                 Actual             Mauritius           Actual             *Tunisia            Actual
Republic
----------------------------------------------------------------------------------------------------------------
Denmark               Contractual        Mexico              Actual             Turkey              Actual
----------------------------------------------------------------------------------------------------------------
Ecuador               Actual             Morocco             Actual             United              Contractual
                                                                                Kingdom
----------------------------------------------------------------------------------------------------------------
Egypt                 Actual             Namibia             Actual             United States       See Attached
----------------------------------------------------------------------------------------------------------------
                      Contractual/
**Euroclear           Actual             Netherlands         Contractual        Uruguay             Actual
----------------------------------------------------------------------------------------------------------------
Euro CDs              Actual             New Zealand         Contractual        Venezuela           Actual
----------------------------------------------------------------------------------------------------------------
Finland               Contractual        Norway              Contractual        Zambia              Actual
----------------------------------------------------------------------------------------------------------------
France                Contractual        Oman                Actual             Zimbabwe            Actual
----------------------------------------------------------------------------------------------------------------
Germany               Contractual        Pakistan            Actual
----------------------------------------------------------------------------------------------------------------
Ghana                 Actual             Peru                Actual
----------------------------------------------------------------------------------------------------------------
Greece                Actual             Philippines         Actual
----------------------------------------------------------------------------------------------------------------

*     Market is not 17F-5 eligible
** For Euroclear, contractual income paid only in markets listed with Income Policy of Contractual.

--------------------------------------------------------------------------------------------------------
Income Type               DTC                    FED                     PTC                    Physical
--------------------------------------------------------------------------------------------------------
Dividends                 Contractual            N/A                     N/A                    Actual
--------------------------------------------------------------------------------------------------------
Fixed Rate                Contractual            Contractual             N/A                    Actual
Interest
--------------------------------------------------------------------------------------------------------
Variable Rate             Contractual            Contractual             N/A                    Actual
Interest
--------------------------------------------------------------------------------------------------------
GNMA I                    N/A                    N/A                     Contractual            N/A
                                                                         PD+1
--------------------------------------------------------------------------------------------------------
GNMA II                   N/A                    N/A                     Contractual PD         N/A
                                                                         ***
--------------------------------------------------------------------------------------------------------
Mortgages                 Actual                 Contractual             Contractual            Actual
--------------------------------------------------------------------------------------------------------
Maturities                Actual                 Contractual             N/A                    Actual
--------------------------------------------------------------------------------------------------------

Exceptions to the above Contractual Income Policy include securities that are:

<     Involved in a trade whose settlement either failed, or is pending over the record date, (excluding the United States);

<     On loan under a self directed securities lending program other than State
      Street own vendor lending program;

<     Known to be in a condition of default, or suspected to present a risk of default or payment delay;

<     In the asset categories, without limitation, of Private Placements,
      Derivatives, Options, Futures, CMOs, and Zero Coupon Bonds.
      Securities whose amount of income and redemption cannot be calculated in advance of payable date, or determined in advance of actual collection, examples include ADRs; Payments received as the result of a corporate action, not limited to, bond calls, mandatory or optional puts, and tender offers.

*** For GNMA II securities, if the 19th day of the month is a business day, Payable/Distribution Date is the next business day. If the 19th is not a business day, but the 20th is a business day, Payable/Distribution date is the first business day after the 20th. If both the 19th and 20th are not business days, Payable/Distribution will be the next business day thereafter.

                 EXHIBIT B - FUNDS TRANSFER OPERATING GUIDELINES

1. OBLIGATION OF THE SENDER: State Street is authorized to promptly debit Fund's ("Client's") account(s) upon the receipt of a payment order in compliance with any of the Security Procedures chosen by the Client, from those offered on the attached selection form (and any updated selection forms hereafter executed by the Client), for funds transfers and in the amount of money that State Street has been instructed to transfer. State Street is hereby instructed to accept funds transfer instructions only via the delivery methods and Security Procedures indicated on the attached selection form (and any update executed by the Client). The Client agrees that the Security Procedures are reasonable and adequate for its wire transfer transactions and agrees to be bound by any payment orders, amendments and cancellations, whether or not authorized, issued in its name and accepted by State Street after being confirmed by any of the selected Security Procedures. The Client also agrees to be bound by any other valid and authorized payment order accepted by State Street. State Street shall execute payment orders in compliance with the selected Security Procedures and with the Client's/Investment Manager's instructions on the execution date provided that such payment order is received by the customary deadline for processing such a request, unless the payment order specifies a later time. State Street will use reasonable efforts to execute on the execution date payment orders received after the customary deadline, but if it is unable to execute any such payment order on the execution date, such payment order will be deemed to have been received on the next business day.

2. SECURITY PROCEDURES: The Client acknowledges that the selected Security Procedures were selected by the Client from Security Procedures offered by State Street. The Client shall restrict access to confidential information relating to the Security Procedures to authorized persons as communicated in writing to State Street. The Client must notify State Street immediately if it has reason to believe unauthorized persons may have obtained access to such information or of any change in the Client's authorized personnel. State Street shall verify the authenticity of all instructions according to the selected Security Procedures.

3. ACCOUNT NUMBERS: State Street shall process all payment orders on the basis of the account number contained in the payment order. In the event of a discrepancy between any name indicated on the payment order and the account number, the account number shall take precedence and govern. Financial institutions that receive payment orders initiated by State Street at the instruction of the Client may also process payment orders on the basis of account numbers, regardless of any name included in the payment order. State Street will also rely on any financial institution identification numbers included in any payment order, regardless of any financial institution name included in the payment order.

4. REJECTION: State Street reserves the right to decline to process or delay the processing of a payment order which (a) is in excess of the collected balance in the account to be charged at the time of State Street's receipt of such payment order; (b) if initiating such payment order would cause State Street, in State Street's sole judgment, to exceed any applicable volume, aggregate dollar, network, time, credit or similar limits upon wire transfers; or (c) if State Street, in good faith, is unable to satisfy itself that the transaction has been properly authorized.

5. CANCELLATION OR AMENDMENT: State Street shall use reasonable efforts to act on all authorized requests to cancel or amend payment orders received in compliance with the selected Security Procedures provided that such requests are received in sufficient time to afford State Street a reasonable opportunity to act prior to executing the payment order. However, State Street assumes no liability if the request for amendment or cancellation cannot be satisfied by State Street's reasonable efforts.

6. ERRORS: State Street shall assume no responsibility for failure to detect any erroneous payment order provided that State Street complies with the payment order instructions as received and State Street complies with the selected Security Procedures. The Security Procedures are established for the purpose of authenticating payment orders only and not for the detection of errors in payment orders.

7. INTEREST AND LIABILITY LIMITS: State Street shall assume no responsibility for lost interest with respect to the refundable amount of any unauthorized payment order, unless State Street is notified of the unauthorized payment order within thirty (30) days of notification by State Street of the acceptance of such payment order. In no event (including but not limited to failure to execute a payment order) shall State Street be liable for special, indirect or consequential damages, even if advised of the possibility of such damages.

8. AUTOMATED CLEARING HOUSE ("ACH") CREDIT ENTRIES/PROVISIONAL PAYMENTS: When the Client initiates or receives ACH credit and debit entries pursuant to these Guidelines and the rules of the National Automated Clearing House Association and the Mid-America Payment Exchange or other similar body, State Street or its agent will act as an Originating Depository Financial Institution and/or Receiving Depository Financial Institution, as the case may be, with respect to such entries. Credits given with respect to an ACH credit entry are provisional until final settlement for such entry is received from the Federal Reserve Bank. If such final settlement is not received, the Client agrees to promptly refund the amount credited to the Client in connection with such entry, and the party making payment to the Client via such entry shall not be deemed to have paid the amount of the entry.

9. CONFIRMATIONS: Confirmation of State Street's execution of payment orders shall ordinarily be provided within 24 hours. Notice may be delivered through State Street's account statements, advices, information systems, or by facsimile or callback. The Client must report any objections to the execution of a payment order within 30 days.

10. MISCELLANEOUS: State Street may use the Federal Reserve System Fedwire to execute payment orders, and any payment order carried in whole or in part through Fedwire will be subject to applicable Federal Reserve Board rules and regulations. State Street and the Client agree to cooperate to attempt to recover any funds erroneously paid to wrong parties, regardless of any fault of State Street or the Client, but the party responsible for the erroneous payment shall bear all costs and expenses incurred in trying to effect such recovery. These Guidelines may not be amended except by a written agreement signed by the parties.

                       SECURITY PROCEDURES SELECTION FORM

Please select one or more of the funds transfer security procedures indicated below.

|X| SWIFT SWIFT (Society for Worldwide Interbank Financial Telecommunication) is a cooperative society owned and operated by member financial institutions that provides telecommunication services for its membership. Participation is limited to securities brokers and dealers, clearing and depository institutions, recognized exchanges for securities, and investment management institutions. SWIFT provides a number of security features through encryption and authentication to protect against unauthorized access, loss or wrong delivery of messages, transmission errors, loss of confidentiality and fraudulent changes to messages. Selection of this security procedure would be most appropriate for existing SWIFT members.

|X| REMOTE BATCH TRANSMISSION Wire transfer instructions are delivered via Computer-to-Computer (CPU-CP) data communications between the Client and/or its agent and State Street and/or its agent. Security procedures include encryption and/or the use of a test key by those individuals authorized as Automated Batch Verifiers or a callback procedure to those individuals. Clients selecting this option should have an existing facility for completing CPU-CPU transmissions. This delivery mechanism is typically used for high volume business such as shareholder redemptions and dividend payments.

|X| TELEPHONE CONFIRMATION (CALL BACK) This procedure requires Clients to designate individuals as authorized initiators and authorized verifiers. State Street will verify that the instruction contains the signature of an authorized person and prior to execution of the payment order, will contact someone other than the originator at the Client's location to authenticate the instruction. Selection of this alternative is appropriate for Clients who do not have the capability to use other security procedures.

|_| TEST KEY Test Key confirmation will be used to verify all non-repetitive funds transfer instructions received via facsimile or phone. State Street will provide test keys if this option is chosen. State Street will verify that the instruction contains the signature of an authorized person and prior to execution of the payment order, will authenticate the test key provided with the corresponding test key at State Street. Selection of this alternative is appropriate for Clients who do not have the capability to use other security procedures.

|X| REPETITIVE WIRES For situations where funds are transferred periodically from an existing authorized account to the same payee (destination bank and account number) and only the date and currency amount are variable, a repetitive wire may be implemented. Repetitive wires will be subject to a $10 million limit. If the payment order exceeds the $10 million limit, the instruction will be confirmed by telephone or test key prior to execution. Repetitive wire instructions must be reconfirmed annually. Clients may establish Repetitive Wires by following the agreed upon security procedures for as described by Telephone Confirmation (Call Back) or Test Key. This alternative is recommended whenever funds are frequently transferred between the same two accounts.

|X| STANDING INSTRUCTIONS Funds are transferred by State Street to a counter party on the Client's established list of authorized counter parties. Only the date and the dollar amount are variable. Clients may establish Standby Instructions by following the agreed upon security procedures for Non-Repetitive Wire Transfers as described by Telephone Confirmation (Call
      Back) or Test Key. This option is used for transactions that include but are not limited to Foreign Exchange Contracts, Time Deposits and Tri-Party Repurchase Agreements.

|_| AUTOMATED CLEARING HOUSE (ACH) State Street or its agent receives an automated transmission from a Client for the initiation of payment (credit) or collection (debit) transactions through the ACH network. The transactions contained on each transmission or tape must be authenticated by the Client. The transmission is sent from the Client's or its agent's system to State Street's or its agent's system with encryption.

                             KEY CONTACT INFORMATION

Whom shall we contact to implement your selection(s)?

CLIENT OPERATIONS CONTACT                 ALTERNATE CONTACT
Brian S. Shlissel                         Elliot M. Weiss
1345 Avenue of the Americas, New York,    1345 Avenue of the Americas, New York,
NY 10105                                  NY 10105
(212) 739-3369                            (212) 739-3595
Telephone Number                          Telephone Number
Facsimile Number (212)-739-3595
SWIFT Number

                    EXIBIT C - REUTERS DATA SERVICE AGREEMENT

The undersigned acknowledges and agrees that some of the data being provided in the service by State Street to either Fund contains information supplied to State Street by Reuters America Inc. ("Reuters") (the "Data"). Such Fund agrees that:

      (i) although Reuters makes every effort to ensure the accuracy and reliability of the Data, the Fund acknowledges that Reuters, its employees, agents, contractors, subcontractors, contributors and third party providers will not be liable for any loss, cost or damage suffered or incurred by the Fund arising out of any fault, interruption or delays in the Data or out of any inaccuracies, errors or omissions in the Data however such faults, interruptions, delays, inaccuracies, errors or omissions arise, unless due to the gross negligence or willful misconduct of Reuters;

      (ii) it will not transfer, transmit, recirculate by digital or analogue means, republish or resell all or part of the Data; and

      (iii) certain parts of the Data are proprietary and unique to Reuters.

The undersigned further agrees that the benefit of this clause will inure to the benefit of Reuters.


/s/ SUSAN A. MURPHY
----------------------------------

By: Susan A. Murphy
Title: President
Date: March 9, 2000

----------------------------------

By:_______________________________
Title:____________________________
Date:_____________________________

                                    EXHIBIT D

                STATE STREET GLOBAL CUSTODY NETWORK SUBCUSTODIANS
                            AND OPTIONAL DEPOSITORIES

Country                                          Subcustodian                          Optional Depositories
Argentina                  Citibank, N.A                                                         --

Australia                  Westpac Banking Corporation                                           --

Austria                    Erste Bank der Oesterreichischen                                      --
                           Sparkassen AG

Bahrain                    The British Bank of the Middle East (as delegate of the               --
                           Hongkong and Shanghai Banking Corporation Limited)

Bangladesh                 Standard Chartered Bank                                               --

Belgium                    Generale de Banque                                                    --

Bermuda                    The Bank of Bermuda Limited                                           --

Bolivia                    Banco Boliviano Americano S.A.                                        --

Botswana                   Barclays Bank of Botswana Limited                                     --

Brazil                     Citibank, N.A                                                         --

Bulgaria                   ING Bank N.V.                                                         --

CanadaCanada               Trustco Mortgage Company                                              --

Chile                      Citibank, N.A                                                         --

People's                   The Hongkong and Shanghai Banking Corporation                         --
Republic of                Limited, Shanghai and Shenzhen branches
China

Colombia                   Cititrust Colombia S.A. Sociedad Fiduciaria                           --

Costa Rica                 Banco BCT S.A.                                                        --

Croatia                    Prfivredana Banka Zagreb d.d                                          --

Cyprus                     Barclays Bank Plc. Cyprus Offshore Banking Unit                       --

Czech                      Ceskoslovenska Obchodni Banka, A.S.                                   --
Republic

Denmark                    Den Danske Bank                                  --

                                    EXHIBIT D

                STATE STREET GLOBAL CUSTODY NETWORK SUBCUSTODIANS
                            AND OPTIONAL DEPOSITORIES

Country                                         Subcustodian                             Optional Depositories
Ecuador                        Citibank, N.A.                                                      --

Egypt                          National Bank of Egypt                                              --

Estonia                        Hansabank                                                           --

FinlandMerita                  Bank Limited                                                        --

France                         Banque Paribas                                                      --

Germany                        Dresdner Bank AG                                                    --

Ghana                          Barclays Bank of Ghana Limited                                      --

Greece                         National Bank of Greece S.A.                                 Bank of Greece,
                                                                                 System for Monitoring Transactions in
                                                                                     Securities in Book-Entry Form

Hong Kong                      Standard Chartered Bank                                             --

Hungary                        Citibank Budapest Rt.                                               --

Iceland                        Icebank Ltd.                                                        --

India                          Deutsche Bank AG; The Hongkong and Shanghai                         --
                               Banking Corporation Limited

Indonesia                      Standard Chartered Bank                                             --

Ireland                        Bank of Ireland                                                     --

Israel                         Bank Hapoalim B.M.                                                  --

Italy                          Banque Paribas                                                      --

Ivory Coast                    Societe Generale de Banques en Cote d'Ivoire                        --

Jamaica                        Scotiabank Jamaica Trust and Merchant Bank, Ltd.                    --

Japan      The Daiwa Bank, Limited; The Fuji Bank               Japan Securities
           Limited                                                 Depository

Jordan     British Bank of the Middle East (as delegate of The         --
           Hongkong and Shanghai Banking Corporation
           Limited)

                                    EXHIBIT D
         STATE STREET GLOBAL CUSTODY NETWORK SUBCUSTODIANS AND OPTIONAL
                                  DEPOSITORIES

Country                                         Subcustodian                             Optional Depositories
Kenya                          Barclays Bank of Kenya Limited                                      --

Republic of                    The Hongkong and Shanghai Banking                                   --
Korea                          Corporation Limited

Latvia                         JSC Hansabank-Latvija                                               --

Lebanon                        British Bank of the Middle East                                     --
                               (as delegate of The Hongkong and
                               Shanghai Banking Corporation Limited)

Lithuania                      Vilniaus Bankas AB                                                  --

Malaysia                       Standard Chartered Bank Malaysia Berhad                             --

Mauritius                      The Hongkong and Shanghai Banking Corporation                       --
                               Limited

Mexico                         Citibank Mexico, S.A.                                               --

Morocco                        Banque Commerciale du Maroc                                         --

Namibia                        (via) Standard Bank of South Africa                                 --

Netherlands                    MeesPierson N.V.                                                    --

New Zealand                    ANZ Banking Group (New Zealand) Limited                             --

Norway                         Chrisitiania Bank og Kreditkasse                                    --

Oman                           The British Bank of the Middle East (as delegate of The             --
                               Hongkong and Shanghai Banking Corporation Limited)

Pakistan                       Deutsche Bank AG                                                    --

Peru                           Citibank, N.A.                                                      --

Philippines                    Standard Chartered Bank                                             --

Poland                         Citibank (Poland) S.A.                                              --
                               Bank Polska Kasa Opieki S.A.

                                    EXHIBIT E
           STATE STREET GLOBAL CUSTODY NETWORK MANDATORY DEPOSITORIES

Country Mandatory Depositories (Includes entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice)

Switzerland               -Schweizerische Effekten - Giro AG;

Taiwan - R.O.C.           -The Taiwan Securities Central Depository Company,
                            Ltd.

Thailand                  -Thailand Securities Depository Company Limited

Tunisia                   -Societe Tunisienne Interprofessionelle de
                            Compensation et de Depot de Valeurs Mobilieres
                          -Central Bank of Tunisia;
                          -Tunisian Treasury

Turkey                    -Takas ve Saklama Bankasi A.S. (TAKASBANK)
                          -Central Bank of Turkey

Ukraine                   -The National Bank of Ukraine

United Kingdom            -The Bank of England, The Central Gilts Office; The
                            Central Moneymarkets Office

Uruguay                   -Central Bank of Uruguay

Venezuela                 -Central Bank of Venezuela

Zambia-Lusaka Central     -Bank of Zambia
Depository Limited

                                    EXHIBIT E
           STATE STREET GLOBAL CUSTODY NETWORK MANDATORY DEPOSITORIES

Country Mandatory Depositories (Includes entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice)

Morocco                   -Maroclear

The Netherlands           -Nederlands Centraal Instituut voor Giraal
                            Effectenverkeer B.V. (NECIGEF)
                          -De Nederlandsche Bank N.V.

New Zealand               -New Zealand Central Securities Depository Limited

Norway                    -Verdipapirsentralen (the Norwegian Registry of
                            Securities)

Oman                      -Muscat Securities Market

Pakistan                  -Central Depository Company of Pakistan Limited

Peru                      -Caja de Valores y Liquidaciones S.A. (CAVALI)

Philippines               -The Philippines Central Depository Inc.
                          -The Registry of Scripless Securities (ROSS) of the
                            Bureau of the Treasury

Poland                    -The National Depository of Securities (Krajowy
                            Depozyt Papierow Wartos ciowych);
                          -Central Treasury Bills Registrar

Portugal                  -Central de Valores Mobiliarios (Central)

Romania                   -National Securities Clearing, Settlement and
                            Depository Co.;
                          -Bucharest Stock Exchange Registry Division;

Singapore                 -The Central Depository (Pte)Limited;
                          -Monetary Authority of Singapore

Slovak Republic           -Stredisko Cennych Papierov;
                          -National Bank of Slovakia

Slovenia                  -Klirinsko Depotna Druzba d.d.

South Africa              -The Central Depository Limited

Spain                     -Servicio de Compensacion y Liquidacion de Valores,
                            S.A.;

                          -Banco de Espana, Central de Anotaciones en Cuenta

Sri Lanka                 -Central Depository System (Pvt) Limited

Sweden                    -Vardepapperscentralen AB (the Swedish Central
                            Securities Depository)

                                    EXHIBIT E
           STATE STREET GLOBAL CUSTODY NETWORK MANDATORY DEPOSITORIES

Country Mandatory Depositories (Includes entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice)

Greece                    -The Central Securities Depository (Apothetirion
                            Titlon AE)

Hong Kong                 -The Central Clearing and Settlement System;
                          -Central Money Market Unit

Hungary                   -The Central Depository and Clearing House (Budapest)
                            Ltd. (KELER)
                          [Mandatory for Gov't Bonds only; SSB does not use for
                            other securities]

India                     -The National Securities Depository Limited

Indonesia                 -Bank Indonesia

Ireland                   -The Central Bank of Ireland, Securities Settlement
                            Office

Israel                    -The Tel Aviv Stock Exchange Clearing House Ltd;
                          -Bank of Israel

Italy                     -Monte Titoli S.p.A.;
                          -Banca d'Italia

Jamaica                   -The Jamaican Central Securities Depository

Japan                     -Bank of Japan Net System

Kenya                     -Central Bank of Kenya

Republic of               -Korea Securities Depository Corporation
Korea

Latvia                    -The Latvian Central Depository

Lebanon                   -The Custodian and Clearing Center of Financial
                            Instruments for Lebanon and the Middle East
                            (MIDCLEAR) S.A.L.; -The Central Bank of Lebanon

Lithuania                 -The Central Securities Depository of Lithuania

Malaysia                  -The Malaysian Central Depository Sdn. Bhd.;
                          -Bank Negara Malaysia, Scripless Securities Trading
                            and Safekeeping Systems

Mauritius                 -The Central Depository & Settlement Co. Ltd.

Mexico                    -S.D. INDEVAL, S.A. de C.V. (Instituto para el
                            Deposito de Valores)

                                    EXHIBIT E
           STATE STREET GLOBAL CUSTODY NETWORK MANDATORY DEPOSITORIES

Country Mandatory Depositories (Includes entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice)

Argentina                 -Caja de Valores S.A

Australia                 -Austraclear Limited;
                          -Reserve Bank Information and Transfer System

Austria                   -Oesterreichische Kontrollbank AG
                            (Wertpapiersammelbank Division)

Belgium                   -Caisse Interprofessionnelle de Depot et de Virement
                            de Titres S.A.;
                          -Banque Nationale de Belgique

Brazil                    -Companhia Brasileira de Liquidacao e
                          -Custodia (CBLC)
                          -Bolsa de Valores de Rio de Janeiro
                              - All SSB clients presently use CBLC
                          -Central de Custodia e de Liquidacao Financeira de
                            Titulos

Bulgaria                  -Central Depository AD
                          -Bulgarian National Bank

Canada                    -The Canadian Depository for Securities Limited

People's Republic         -Shanghai Securities Central Clearing and Registration
of China                    Corporation;
                          -Shenzhen Securities Central Clearing Co., Ltd.

Costa Rica                -Central de Valores S.A. (CEVAL)

Croatia                   Ministry of Finance; - National Bank of Croatia

Czech Republic            --Stredisko cennych papiru;
                          -Czech National Bank

Denmark                   -Vaerdipapircentralen (The Danish Securities Center)

Egypt                     -Misr Company for Clearing, Settlement, and Central
                            Depository

Estonia                   -Eesti Vaartpaberite Keskdepositooruim

Finland                   -The Finnish Central Securities Depository

France                    -Societe Interprofessionnelle pour la Compensation des
                            Valeurs Mobilieres (SICOVAM)

Germany                   -The Deutscher Borse Clearing AG

                                    EXHIBIT D
         STATE STREET GLOBAL CUSTODY NETWORK SUBCUSTODIANS AND OPTIONAL
                                  DEPOSITORIES

Country                                             Subcustodian                          Optional Depositories
Venezuela                    Citibank, N.A                                                          --

ZambiaBarclays               Bank of Zambia Limited                                                 --

Zimbabwe                     Barclays Bank of Zimbabwe Limited                                      --

Euroclear                    (The Euroclear System)/State Street London Limited

Cedel, S.A.                  (Cedel Bank, societe anonyme)/State Street London Limited

INTERSETTLE                  (for EASDAQ Securities)

                                    EXHIBIT D
         STATE STREET GLOBAL CUSTODY NETWORK SUBCUSTODIANS AND OPTIONAL
                                  DEPOSITORIES

Country                                             Subcustodian                       Optional Depositories
Portugal                           Banco Comercial Portugues                                    --

Romania                            ING Bank, N.V.                                               --

Russia                             Credit Suisse First Boston, AO, Moscow                       --
                                   (as delegate of Credit Suisse First Boston, Zurich)

Singapore                          The Development Bank of Singapore Ltd.                       --

Slovak Republic                    Ceskoslovenska, Obchodna Banka A.S.                          --

Slovenia                           Banka Austria d.d.                                           --

South Africa                       Standard Bank of South Africa Limited                        --

Spain                              Banco Santander, S.A.                                        --

Sri Lanka                          The Hongkong and Shanghai Banking                            --
                                   Corporation Limited

Swaziland                          Barclays Bank of Swaziland Limited                           --

Sweden                             Skandinaviska Enskilda Banken                                --

Switzerland                        UBS AS                                                       --

Taiwan - R.O.C.                    Central Trust of China                                       --

Thailand                           Standard Chartered Bank                                      --

Trinidad & Tobago                  Republic Bank Ltd.                                           --

Tunisia Banque                     Internationale Arabe de Tunisie                              --

Turkey                             Citibank, N.A.; Ottoman Bank                                 --

Ukraine                            ING Bank, Ukraine                                            --

United                             State Street Bank and Trust Company,                         --
Kingdom                            London Branch

Uruguay                         Citibank, N.A.                              --

                                  STATE STREET
                                 PIMCO ADVISORS
                                  FEE SCHEDULE

I.    INVESTMENT ACCOUNTING.

      A.    Minimum Monthly Fee

            There is a monthly minimum fee of $3,000 per fund/portfolio. The monthly minimum fee per portfolio does not apply to any portfolio if the asset based fee discussed in I.B. below produces greater revenue than the aggregate minimum.

      B.    Asset Based Fee on a Total Relationship Basis

            1/100 of 1% (1.00 basis points) on the first $2 billion in assets. .9/100 of 1% (.90 basis points) on the next $3 billion in assets. .75/100 of 1% (.75 basis points) on all assets in excess of $5 billion in assets.

II    SECURITY CUSTODY

      A.    Domestic Custody

            Asset-Based Fee on a total relationship basis:

            .75/100 of 1% (75 basis points) on all assets.

            Transaction Fee, per transaction:

                  DTC or FED book entry - $8.00
                  Domestic Physical - $18.00
                  Mortgage Backed Securities Principal & Income Paydown - $10.00 Repo - $50.00 per Fund, Per Month
                  Federal Funds Wire Received or Delivered - $7.00 per wire

      B.    Foreign Securities

            See Appendix I for Global Fee Agreement.

      C.    Balance Credits

            State Street will offset fees with balance credits calculated at 75% of the bank credit rate (see below) applied to average custody collected cash balances for the month. Balance credits can be used to offset fees. Any credits in excess of fees will be carried forward from month to month through the end of the calendar year. For calculation purposes, State Street uses an actual/actual basis.

      Note: The bank credit rate is the equivalent to the lesser of: The average
            91-day Treasury Bill discount rate for the month or
            The average Federal Funds rate for the month less 50 basis points.

      D.    Multi Class Fees

            $500 (not included in minimum monthly fee discussed in I.A.).

      E.    Monthly SEC Calculation Fee Per Portfolio

            $500 (not included in minimum monthly fee discussed in I.A.).

III.  AUTOMATED PRICING

      This service provides securities pricing daily.

      Monthly Quote charge: Based on the number of positions priced during the month.

      o     Municipal Bonds via Muller Data                              $ 16.00
      o     Municipal bonds via Kenny Information Systems                $ 16.00
      o     Government, Corporate and Convertible Bonds via Merrill
            Lynch                                                        $  6.00
      o     Corporate and Government Bonds via Muller Data               $  6.00
      o     Options, Futures and Private Placement                       $  6.00
      o     Foreign Equities and Bonds via Extel Ltd.                    $  8.00
      o     Listed Equities, OTC Equities                                $  6.00
      o     Corporate, Municipal, Convertible and Government Bonds,
            Adjustable Rate Preferred Stocks via IDSI                    $  6.00

IV    NOTES TO THE ABOVE FEE SCHEDULE

      A. Asset based fees will be billed monthly at 1/12th of the annual stated rate based on monthly average net assets. Annual maintenance fees are payable monthly at 1/12th of the annual stated rate.

      B. The above schedule does not include out-of-pocket expenses that would be incurred by State Street on the client's behalf. Examples of out-of-pocket expenses include but are not limited to record retention, microfiche, disaster recovery, pricing and research services, overnight mailing services, foreign registration and script fees, etc. State Street bills out-of-pocket expenses separately from service fees.

      C. The Fees stated above are exclusive of terminal equipment required in the client's location(s) and communication line costs.

      D. Any fees or out-of-pocket expenses not paid within 30 days of the date of the original invoice will be charged a late payment fee of 1% per month until payment of the fees are received by State Street.


                                       50